CEC NORTH STAR

Shareholder Report

May 13, 2014

Attention: **Octagon 88 Resources Inc.**,

Since the last report to our shareholders, we are delighted to announce significant advancements for the company on multiple fronts, both strategically and operationally which helped drive the Net Asset Value ("NAV") growth to which we eluded to in December 2013.

With respect to financing, we closed the first C$8 million cash portion of the C$15 million project financing authorized in November 2013 as expected. This major step put the company in a comfortable financial situation. Where it was funded to grow the business according to the organic growth plan described in the Executive Summary (p. 10). Given the success above, the company still desires to increase the return on investment for our shareholders; the Board has agreed to initiate appropriate steps to finance a growth model for an accelerated production outlined in the Executive Summary (p.10).

Please also refer to the Executive Summary, which on page 12 shows the step-by-step development strategy for the next four years. Page 10 of the Executive Summary plots two linear charts that forecast our production and cash flows. To summarize, peak production of the accelerated growth model is 66,000 barrels a day, and cash flows from production reach a cumulative amount of approximately C$500m annually between the third and fourth year.

This cash flow will produce steady dividend streams to our shareholders and will result in supplying the required capital for further enhanced recovery methods, namely thermal methods (mainly SAGD and CSS). **It is important to note that this is all internally funded, which clearly differentiates us from most other heavy oil projects found in the Alberta Oil Sands industry.**

RECENT DEVELOPMENTS

January 2014

-The Company successfully shot and processed a 16 section high quality and resolution 3D seismic program which identified five additional sweet spots effectively initiating the horizontal drilling program on our Bluesky Gething project. These new targets are in addition to the two we discovered on the Southern portion of our Bluesky leases.

- We concluded the production testing on the Elkton horizontal drilled in December 2013 using multiple production methods, oil samples were taken for further analysis prior to implementing commercial production plans and facilities.

March 2014

The Company received three production evaluations from Perm labs based on the oil and core samples taken from the Elkton horizontal.
The key findings are as follows:

1) By use of steam to heat the porous limestone carbonate rock, immediate oil production began from the cores taken on the Elkton. This alone is a confirmation that we could produce oil from carbonates similar to the many other large thermal projects in North Eastern Alberta by using well known SAGD or CSS technologies.

2) The Elkton reservoir has been proven to be extraordinary as it has produced oil with substantially higher API levels that have not been seen in Alberta before. It is for this reason that the Company engaged a specialist in this specific field namely Perm labs Inc. to test two other EOR (enhanced oil recovery) methods with the following outstanding results:

    - Conventional hot water flooding - with much lower capex costs than thermal production - displayed oil recovery rates of 16%.

    - By using a common commodity produced in the area we received a 43% recovery rate being substantially superior to what most thermal producers have been able to achieve in the carbonates. (*Please refer to attachment 3 for a detailed summary of the Perm Lab results*)

Debt Free

Zentrum Energie Trust AG confirmed as of March 31, 2014 that it is converting into shares the outstanding convertible debenture of C$ 2 million dollars. This convertible debenture provided the necessary financing in May 2012, being an early cash requirement in some of the lands bought plus the funds then needed to do the internal geo science studies in preparation for the exploration stage that followed in late 2012. Post the conversion in March, CEC North Star is a debt free company.

April 2014

-Drilled and completed the first Bluesky production vertical well. This was done to produce our oil to provide proof of concept prior to drilling the current planned horizontal production wells.

-Received the AGAT Laboratories results confirming the quality of oil and core samples from the vertical well. Please see attachment 4 providing a detailed summary of the AGAT results and the two pay zones on that well that will be targeted for horizontal production.

China

Initiated in late 2013, we are pleased that the significant efforts taken by both the company's director as well as experienced advisors with a hand-selected network to Chinese commodity investors to attract a long-term development partner from China/Asia is showing fruition already. Both from significant private equity investors as well as strategic partners like the big Chinese state-owned oil companies we have received very endorsing feedback on our assets base and achievements to date.

A few of the potential partners have issued the Company's formal confirmations of their desire to participate in the development of our projects long-term and even further the accelerate the timelines for growth beyond our self funding abilities.

Naturally the Chinese players have been among the most active ones in the Alberta market place and only recently PetroChina acquired the remaining share of the Dover/Mackay project for a billion dollar amount (see enclosure 5 i). We are upbeat by that development but will continue to follow our path taken to maximize shareholder value.

Also we may soon be able announce that we have won key private shareholders from the Asian region, which will help position the company in the key markets in that region and establish further important relationships there.

Project Outlook

Bluesky Gething

This is our "first oil" project, which is set to begin subject to rig availability and weather near the end of May. These will all be horizontal production wells from this point forward. With each one drilled and completed, we then apply for down spacing applications to drill multi-laterals from a single well pad, producing with the now known best economics of any oil project in North America. As explained in the Executive Summary, this has become the conventional heavy oil production approach: first primary production is used, which is followed by EOR to enhanced recovery and then in later years the resulting free cash flow will fund thermal production.

Elkton

An application is being prepared for permits to use EOR for commercial production. However we are scheduling to drill another vertical well on the Elkton leases prior to the end of Q2/14 right to the bottom zone covered in our leases. These cores will be further tested and we expect even better recovery rates with fresh cores being used. Post that information, all will be in hand to design horizontal drilling with surface facilities to implement EOR.

Asia

We have arrived at technical due diligence stage with potential strategic partners. Our objective is to seek a long-term oriented Chinese oil company as a joint venture partner to help accelerate the commercial development of all the projects by providing external capital, access to engineering capacity, research materials, and apply Chinese technical expertise, which over the last years has actively been positioning in Alberta. Until December 2013, China has in total, invested C$ 37bn in the Alberta Oil Sands industry, usually done via JV and/or acquisitions (source: Bloomberg). CEC North Star is thought of as one of the last major heavy oil/oil sands project of size in Alberta that has yet to take on a major oil Company or Asian strategic partner to accelerate the development of the major resources owned already. In addition the company has set out its feelers to scout for other attractively priced oil assets, to which it can have privileged access to using the family's strong relations in the area to other family owners.

IPO

Aside from exploring private capital markets to attract a substantial strategic partner the company has been exploring options to identify who would be best suited among the large investment banks to advise on a listing on a recognized stock exchange. Regarding timing, we could foresee an IPO no later than in Q4/2015, with the actual milestone event having ben reached once 3 to 5 horizontal wells have been produced for the required 6 months and having booked substantial reserves qualifying for a senior listing. Additionally, discussions are also significantly advanced with Chinese and Hong Kong based investment funds that we seek to align as cornerstone investors in an IPO, should that route be the favored by the management in terms of capital proceeds to investors and long term liquidity growth.

Valuation

The Oil Sands industry as reported by Bank of Canada is now Canada's biggest industry. Because of the predominant size, oil and gas institutional investors and funds developed their own pricing methodology to properly attribute market value to the pre cash flow assets that differ from conventional oil matrices because Oil Sands assets produce for a 25 to 40 year period. Conventional oil assets typically produce with a quicker ramp up but depletion limits real economically viable production to a maximum of 3 to 7 years. In comparison our Bluesky Gething projects yield significantly better netbacks than USA tight oil production and Northern Alberta in-situ (steam) projects.

The following recent trade sale transactions that closed in 2014 have confirmed market comparables being "net asset value calculations based on PIIP resources" as the market standard price matrices on Oil Sands projects (PIIP: Petroleum Initially-In-Place). These market prices have been paid for prospective thermal projects without significant production at all, and without the major advantage we have of primary and EOR production capabilities on our first two projects, both reducing the capital required and thereby demanding a premium to be applied to our PIIP resource valuation.

Please see attachments number 5 (i), which are public press releases where PetroChina closed the final purchase of its Dover project based on C$ 1.00 a barrel PIIP on a non-producing thermal project. Attachment 5 (ii) is a public press release where Penn West sold over 1 billion dollars of none core assets based on a price paid of $1.10 BOE (barrel of equivalent) prospective resources with existing production. Because of our primary production and EOR advantages it is our belief that we should see our valuation at the upper end, paid between C$ 1.80 and C$ 2.20 on the first two projects based on our internally assessed prospective resources.

This gives our Company a market value in the range of C$ 3.6 to C$ 4.4 billion dollars today. The additional oil reserves of CEC North Star, namely the Debolt and down dip zones, would not carry this premium as we expect them to be developed with thermal techniques in 4 to 7 years. However, they would still command a market value just like the referenced PetroChina deal at C$ 1.00 a barrel but the PIIP size yet to be established and confirmed. Applying these market comparisons, CEC North Star's current trade transaction value comes in at around C$ 4.8 billion or C$ 275 per share.

It is my opinion that in the next 12 to 24 months we will see this value further grow by 3 to 5 times with every production well drilled. We will be able to book reserves to our balance sheet and the industry is paying C$ 16 to 28 dollars a barrel for reserves not yet producing.

I wish to thank all of our shareholders for their extensive support being not only monetary but also benevolent with their project input and expertise provided to bring forward the full value of this asset to which we continue to further monetize quickly with every well that is drilled.

Sincerely submitted,

Garry L. Tighe
Chairman of the Board
CEC North Star Ltd.

Attachments

1. Executive Summary – 2014
2. Bluesky Gething Sample 3D Seismic
3. Elkton Perm Lab Report - Company Analysis
4. AGAT Report - Company Analysis
5. Recent Industry Trade Transactions
   i. Petro China – Dover: exercise of call option
   ii. Penn West Press Release
6. Perm Laboratory Hot Water Flooding EOR Report
7. Perm Laboratory Butane EOR Report*
8. AGAT Bluesky Gething Report*

- Available on written request to the company

Please click on the link below to view the aforementioned attachments:

http://cecnorthstar.ch/index.php/attachment

DISCLAIMER - In the interest of providing CEC North Star's shareholders and potential investors with information regarding CEC North Star, including management's assessment of CEC North Star's future plans and operations, certain statements made by the presenter and contained in these presentation materials (collectively, this "presentation") are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). The forward-looking statements contained in this presentation speak only as of the date of this presentation and are expressly qualified by this cautionary statement.

Specifically, this presentation contains forward-looking statements relating to our business strategies, plans and objectives; our plans for funding our capital expenditures and dividends on our common shares; our dividend policy; oil and natural gas production for 2013; our production mix for 2013; capital expenditures for 2013; our growth strategies over the near, medium and long term; production growth rates; reserves and reserve life index; our ability to optimize the price received for our oil production and to manage our exposure to heavy oil price differentials by transporting our crude oil to market using trucks and railways; our Peace River heavy oil resource play (primary development), including development and operational plans, the number of potential drilling locations, our plans for development using multi-lateral horizontal wells (including well design, drilling and completion costs, initial production rate, estimated recoverable reserves, capital efficiency ratio, finding and development costs and recovery factor); half cycle payout ratios and rates of return for North American resource plays; our operational plans for 2013, including capital expenditures for conventional and long-term oil development, production rates, production growth rates, the number of wells to be drilled and the allocation of our capital budget to various projects; our long range plan for 2013-2034, including production growth rates, oil and natural gas production, funds from operations growth rate, funds from operations, cash taxes and the number of wells to be drilled by area type; including the development potential of the acquired lands for both primary (cold) and thermal recovery; our 2013 funds from operations and debt to funds from operations ratio based on assumptions for West Texas Intermediate oil prices and heavy oil differentials; the sensitivity of our 2013 funds from operations to changes in West Texas Intermediate oil prices, natural gas prices, heavy oil differentials and Canada-United States foreign exchange rates; our dividend policy, pricing differentials between light, medium and heavy gravity crude oils; proposed pipeline infrastructure development and the timing of completing such developments; the development of rail transportation capacity in Western Canada; the forecasts for heavy oil production for Western Canada, Canadian refinery demand and export pipeline capacity for 2012 to 2020; the demand outlook for Canadian heavy oil in the United States; our approach to managing heavy oil differentials, including transporting our crude oil to market by railways and by entering into firm transportation commitments for capacity on pipelines that access the U.S. Gulf Coast and the portion of our heavy oil production for which we expect to receive prices in excess of the Western Canadian Select monthly index price during 2013.
In addition, information and statements relating to reserves are deemed to be forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions, that the reserves described exist in quantities predicted or estimated, and that the reserves can be profitably produced in the future. Cash dividends on our common shares are paid at the discretion of our Board of Directors and can fluctuate. In establishing the level of cash dividends, the Board of Directors considers all factors that it deems relevant, including, without limitation, the outlook for commodity prices, our operational execution, the amount of funds from operations and capital expenditures and our prevailing financial circumstances at the time. These forward-looking statements are based on certain key assumptions regarding, among other things: petroleum and natural gas prices and pricing differentials between light, medium and heavy gravity crude oils; well production rates and reserve volumes; our ability to add production and reserves through our exploration and development activities; capital expenditure levels; the receipt, in a timely manner, of regulatory and other required approvals; the availability and cost of labor and other industry services; the amount of future cash dividends that we intend to pay; interest and foreign exchange rates; and the continuance of existing and, in certain circumstances, proposed tax and royalty regimes. The reader is cautioned that such assumptions, although considered reasonable by CEC North Star at the time of preparation, may prove to be incorrect.
Actual results achieved during the forecast period will vary from the information provided herein as a result of numerous known and unknown risks and uncertainties and other factors. Such factors include, but are not limited to the following: fluctuations in market prices for petroleum and natural gas; fluctuations in foreign exchange or interest rates; general economic, market and business conditions; stock market volatility and market valuations; changes in income tax laws; industry capacity; geological, technical, drilling and processing problems and other difficulties in producing petroleum and natural gas reserves; uncertainties associated with estimating petroleum and natural gas reserves; liabilities inherent in oil and natural gas operations; competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel; risks associated with oil and gas operations; changes in royalty rates and incentive programs relating to the oil and gas industry; changes in environmental and other regulations; incorrect assessments of the value of acquisitions; failure to obtain the necessary regulatory approvals on the planned timelines declines in oil and natural gas prices; risks related to the accessibility, availability, proximity and capacity of gathering, processing and pipeline systems; variations in interest rates and foreign exchange rates; risks associated with our hedging activities; uncertainties in the credit markets may restrict the availability of credit or increase the cost of borrowing; refinancing risk for existing debt and debt service costs; access to external sources of capital; third-party credit risk; a downgrade of our credit ratings; risks associated with the exploitation of our properties and our ability to acquire reserves; increases in operating costs; changes in government regulations that affect the oil and gas industry; changes to royalty or mineral/severance tax regimes; risks relating to hydraulic fracturing; changes in income tax or other laws or government incentive programs; uncertainties associated with estimating petroleum and natural gas reserves; risks associated with acquiring, developing and exploring for oil and natural gas and other aspects of our operations; risks associated with properties operated by third parties; risks associated with delays in business operations; risks associated with the marketing of our petroleum and natural gas production; risks associated with large projects or expansion of our activities; risks related to heavy oil projects; expansion of our operations; the failure to realize anticipated benefits of acquisitions and dispositions or to manage growth; changes in environmental, health and safety regulations; the implementation of strategies for reducing greenhouse gases; competition in the oil and gas industry for, among other things, acquisitions of reserves, undeveloped lands, skilled personnel and drilling and related equipment; the activities of our operating entities and their key personnel and information systems; depletion of our reserves; risks associated with securing and maintaining title to our properties; seasonal weather patterns; our permitted investments; access to technological advances; changes in the demand for oil and natural gas products; involvement in legal, regulatory and tax proceedings; the failure of third parties to comply with confidentiality agreements; risks associated with the ownership of our securities, including the discretionary nature of dividend payments and changes in market-based factors; risks for United States and other non-resident shareholders, including the ability to enforce civil remedies, differing practices for reporting reserves and production, additional taxation applicable to non-residents and foreign exchange risk; and other factors, many of which are beyond the control of CEC North Star.

Readers are cautioned that the foregoing list of risk factors is not exhaustive. New risk factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. There is no representation by CEC North Star that actual results achieved during the forecast period will be the same in whole or in part as those forecast, and CEC North Star does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities law. All reference to currency is in Canadian dollars unless otherwise designated.

Our securities are not traded on any stock exchange in Canada and thus, CEC is not subject to regulation by any Canadian stock exchange. Our securities are also not registered under the United States Securities Act of 1933 nor are they traded on any securities or stock exchange in the United States. As a result, we are not presently subject to the reporting, certification or other requirements imposed on U.S. registered issuers under, among other things, U.S. Sarbanes-Oxley Act of 2002 ("SOX").

Non-GAAP Financial Measures - This presentation refers to funds from operations, which does not have any standardized meaning prescribed by generally accepted accounting principles in Canada ("GAAP"). We define funds from operations as cash flow from operating activities adjusted for financing costs, changes in non-cash operating working capital and other operating items. We believe that this measure assists in providing a more complete understanding of certain aspects of our results of operations and financial performance, including our ability to generate the cash flow necessary to fund future dividends to shareholders and capital investments. However, funds from operations should not be construed as an alternative to traditional performance measures determined in accordance with GAAP, such as cash flow from operating activities and net income. Please refer to our most recent management's discussion and analysis of financial condition and results of operations for a reconciliation of funds from operations to cash flow from operating activities.

Oil and Gas Information - "Contingent resource" is not, and should not be confused with, petroleum and natural gas reserves. "Contingent resource" is defined in the Canadian Oil and Gas Evaluation Handbook as "those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political and regulatory matters or a lack of markets. It is also appropriate to classify as contingent resource the estimated discovered recoverable quantities associated with a project in the early evaluation stage."

The outstanding contingencies applicable to our disclosed contingent resources do not include economic contingencies. Economic contingent resources are those resources that are currently economically recoverable based on specific forecasts of commodity prices and costs. A range of contingent resource estimates (low, best and high) were prepared by the estimator (GLJ). A low estimate (C1) is considered to be a conservative estimate of the quantity of the resource that will actually be recovered. It is likely that the actual remaining quantities recovered will exceed the low estimate. Those resources in the low estimate have the highest degree of certainty (a 90% confidence level) that the actual quantities recovered will equal or exceed the estimate. A best estimate (C2) is considered to be the best estimate of the quantity of the resource that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate. Those resources in the best estimate have a 50% confidence level that the actual quantities recovered will equal or exceed the estimate. A high estimate (C3) is considered to be an optimistic estimate of the quantity of the resource that will actually be recovered. It is unlikely that the actual remaining quantities of resource recovered will equal or exceed the high estimate. Those resources in the high estimate have a lower degree of certainty (a 10% confidence level) that the actual quantities recovered will equal or exceed the estimate. The primary contingencies which currently prevent the classification of the contingent resource as reserves consist of: preparation of firm development plans, including determination of the specific scope and timing of the project; project sanction; access to capital markets; stakeholder and regulatory approvals; access to required services and field development infrastructure, oil prices; future drilling program and testing results; further reservoir delineation and studies; facility design work; limitations to development based on adverse topography or other surface restrictions; and the uncertainty regarding marketing and transportation of petroleum from development areas.

There is no certainty that it will be commercially viable to produce any portion of the contingent resource or that we will produce any portion of the volumes currently classified as contingent resource. The estimates of contingent resource involve implied assessment, based on certain estimates and assumptions, that the resource described exists in the quantities predicted or estimated and that the resource can be profitably produced in the future.

The recovery and resource estimates provided herein are estimates only. Actual contingent resource (and any volumes that may be reclassified as reserves) and future production from such contingent resource may be greater than or less than the estimates provided herein.

When converting volumes of natural gas to oil equivalent amounts, CEC North Star has adopted a conversion factor of six million cubic feet of natural gas being equivalent to one barrel of oil, which is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Oil equivalent amounts may be misleading, particularly if used in isolation.

Forecast Pricing - This information in this presentation and associated documents contains the terms "estimated reserves based on "forecast pricing." We advises investors that although these terms are recognized and required by Canadian securities regulations (under National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities), the US Securities and Exchange Commission does not recognize these terms. In addition, "estimated reserve value" has an amount of uncertainty as to their existence, and economic and legal feasibility.

CAUTIONARY NOTE TO U.S. INVESTORS - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions and constant pricing. We use certain terms on this presentation, such as economic forecast based on escalating pricing that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. You can also obtain this form from the SEC by calling 1-800-SEC-0330.